UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
___________________

FORM 8-K
___________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  November 21, 2011

Arden Group, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

0-9904	95-3163136
(Commission File Number)	(IRS Employer Identification No.)

2020 S. Central Avenue
Compton, California	90220
(Address of Principal Executive Offices)	(Zip Code)

(310) 638-2842
(Registrant’s Telephone Number, Including Area Code)

No Change
(Former name or former address, if changed since last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On November 21, 2011, Arden Group, Inc. (Arden) entered into a credit agreement (Agreement) with Wells Fargo Bank, National Association (Wells), dated as of November 1, 2011, which provides Arden with an unsecured revolving credit facility (Facility) with a standby letter of credit subfacility.  The Facility provides for borrowings and/or letters of credit up to an aggregate principal amount at any one time of $25,000,000 and expires on June 1, 2014.  Arden’s obligations under the Agreement are guaranteed by certain of Arden’s subsidiaries.  The Facility replaces Arden's current letter of credit agreement with Wells and will be used for working capital and general corporate purposes.  Interest rates on borrowings under the Facility are based on LIBOR or a base rate, in either case plus or minus a margin; and the margin depends on the Company’s Leverage Ratio as further described in the Agreement.

The Agreement contains certain customary financial and other covenants, including a maximum Consolidated Leverage Ratio of 1.75x, a minimum Consolidated Tangible Net Worth of $35,000,000, a minimum Consolidated Current Ratio of 1.00x and minimum quarterly pretax profits of $1, each as defined in the Agreement.

The Agreement contains certain events of default customary for credit facilities of this type (with customary grace periods, as applicable).  If any events of default occur and are not cured within applicable grace periods or waived, the outstanding loans may be accelerated and the lender’s commitments may be terminated.

Wells also provides Arden with other financial services including investment banking and trust services.

The description above is a summary and is qualified in its entirety by the Agreement, which is filed as Exhibit 10.1 to this report and is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

(d)     Exhibits.

10.1	Credit Agreement dated as of November 1, 2011, among Arden Group, Inc., as borrower, the guarantors party thereto and Wells Fargo Bank, National Association.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARDEN GROUP, INC. (Registrant)

Date: November 22, 2011	By:	/s/ Bernard Briskin
	Name:	Bernard Briskin
	Title:	Chairman of the Board, President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Credit Agreement dated as of November 1, 2011, among Arden Group, Inc., as borrower, the guarantors party thereto and Wells Fargo Bank, National Association.

3